Exhibit 2

BIOLINERX LTD. For the Annual General Meeting of Shareholders to be held on December 2, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of BioLineRx Ltd. (the “Company”) hereby appoints Mali Ze’evi and/or Raziel Fried, and each or either of them, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to vote, as designated below, all of the ordinary shares of the Company which the undersigned is entitled in any capacity to vote at the Annual General Meeting of the shareholders of the Company which will be held at the offices of the Company at Modi’in Technology Park, 2 HaMa’ayan Street, Modi’in 7177871, Israel, on December 2, 2021 at 3:00 p.m. (local time), and all adjournments and postponements thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	See Reverse Side

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

BIOLINERX LTD.

December 2, 2021

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS HEREIN.
Please mark your vote for the following resolutions as in this example ☒

1.
TO RE-ELECT the following nominees to serve as directors of the Company for the coming year until the next annual general meeting of the Company’s shareholders or until their respective successors are duly elected:

		FOR	AGAINST	ABSTAIN
	a. Aharon Schwartz	☐	☐	☐
	b.Michael Anghel	☐	☐	☐
	c. B.J. Bormann	☐	☐	☐
	d. Raphael Hofstein	☐	☐	☐
	e. Sandra Panem	☐	☐	☐

2.
TO RE-APPOINT Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as the independent public auditors of the Company for the year ending December 31, 2021 and to authorize the Audit Committee of the Board of Directors to fix the compensation of said auditors in accordance with the scope and nature of their services.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

Name: __________________________________

Number of shares:_________________________

Signature: _______________________________

Date: ___________________________________

NOTE: Please mark date and sign exactly as the name(s) appear on this proxy. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. Executors, administrators, trustees, etc. should state their full title or capacity. Joint owners should each sign.